UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295
Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2022, our Board of Directors amended and restated our Bylaws (the “Amended and Restated Bylaws”), effective immediately, to provide for the following:

Stockholder Right to Call Special Meetings

The Amended and Restated Bylaws create a right for stockholders to cause the Secretary of the Company to call a special meeting of the Company’s stockholders. Pursuant to the Amended and Restated Bylaws, a special meeting request may be made by stockholders who collectively Own (as defined in the Amended and Restated Bylaws) at least twenty percent (20%) of the voting power all of shares of the Company entitled to vote on the matters to be brought before the proposed special meeting. The Amended and Restated Bylaws provide that such request must be in writing and include, among other things, (i) a statement of the specific purpose of the special meeting and the reasons for conducting such business at a special meeting, (ii) the information that would be required to be set forth in a stockholder’s notice of a nomination and/or notice of business proposed to be brought before a meeting pursuant to the Amended and Restated Bylaws and (iii) an affidavit by each requesting stockholder stating the number of shares of the Company Owned by such stockholder and agreeing to continue to Own sufficient shares to call the special meeting through the date that is five business days prior to the special meeting. If none of the requesting shareowners or their duly qualified representatives appear at the special meeting to present the matters for consideration as specified in the request, then the Company need not present such matters for a vote at such special meeting. The Amended and Restated Bylaws further provide that a valid request for a special meeting must meet certain additional criteria, including, among other things, that (a) the request relate to a matter of business that is a proper subject to stockholder action under the law of the State of Delaware, (b) not be delivered within 90 days of the anniversary of the prior year’s annual meeting of stockholders and (c) that the request not relate to a matter of business identical or substantially similar, other than the election of directors, that was presented at a meeting of stockholders within the previous 90 days or is to brought before a meeting a stockholders that has been called for within the next 120 days.

Majority Vote Standard for the Election of Directors in Uncontested Elections

The Amended and Restated Bylaws implement a majority vote standard for the election of directors in uncontested director elections, with a plurality vote standard applying to contested director elections. Prior to this amendment and restatement, the election of directors was subject to a plurality vote standard in all elections.

Stockholder Action by Written Consent

The Amended and Restated Bylaws create a right for stockholders to take any action that may be taken by stockholders at an annual meeting or special meeting of stockholders by written consent without a meeting, without prior notice, and without a vote, unless otherwise restricted by the Company’s certificate of incorporation, its bylaws, or applicable law. In other to be effective, such action by written consent must be executed and delivered by holders of outstand shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

The Company’s certificate of incorporation as in effect as of the date hereof does not permit stockholder action by written consent; however, the Board has approved an amendment to the Company’s certificate of incorporation, subject to approval of such amendment by the Company’s stockholders, that would permit stockholder action by written consent. The Company’s stockholders will be asked to approve the adoption of such amendment to the certificate of incorporation at the Company’s next annual meeting of stockholders.

A copy of the Amended and Restated Bylaws marked to show the amendments discussed above is attached as as Exhibit 3.1 hereto and an unmarked copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 hereto and are incorporated herein by reference. The foregoing summary of the material changes in the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the text of the exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws dated March 23, 2022 (marked to show changes)
3.2	Amended and Restated Bylaws dated March 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date:	March 25, 2022	By:	/s/ Roland T. Kelly
Chief Legal Officer and General Counsel